Exhibit 99.2

October 25, 2011

POWER-ONE, INC.

NOTICE OF CONVERSION OF

SERIES A CONVERTIBLE PREFERRED STOCK

(the “Preferred Stock”)

As contemplated by Section 5(c) of the Certificate of Designation of Series A Convertible Preferred Stock (“Certificate of Designation”) of Power-One, Inc. (the “Company”) pursuant to which the Preferred Stock was issued, irrevocable notice is hereby given that the Company has elected to, and will, convert all of the outstanding Preferred Stock on November 8, 2011 (the “Conversion Date”) pursuant to Section 5(c) of the Certificate of Designation.  Capitalized terms used but not defined herein shall have the meanings given in the Certificate of Designation.

All of the outstanding Preferred Stock will be converted.

The current Conversion Amount of the Preferred Stock is 740.7407407 shares of Common Stock.  The undersigned hereby certifies that (i) the Closing Price per share of the Common Stock for each of 20 or more Trading Days in the 30 consecutive Trading Day period ending on the Trading Day immediately prior to delivery this notice of conversion was at or above 300% of the then-applicable Conversion Price and (ii) all requisite arrangements with the Company’s transfer agent, the Exchange on which shares of the Common Stock are listed, and any other requisite securities intermediary (including The Depository Trust Company and Cede & Co., if applicable) to permit trading of such shares of Common Stock on the Conversion Date shall have been completed.

[Signature page follows]

POWER-ONE, INC.

By:	/s/ Gary R. Larsen
Name: Gary R. Larsen
Title: Chief Financial Officer